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Exhibit 8.1


                           CAHILL GORDON & REINDEL LLP
                               Eighty Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                                                                    June 6, 2003

Ladies and Gentlemen:

                  We have acted as special U.S. federal income tax counsel to Montpelier Re Holdings, Ltd. ("Montpelier Re") in connection with the determination of the material U.S. federal income tax consequences of the proposed registration by Montpelier Re of shares of its common stock, par value 1/6 cent per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, as more completely described in the Registration Statement on Form S-1 prepared by Montpelier Re and filed on June 6, 2003 (as such has been and may thereafter be amended or supplemented, the "Registration Statement"). In so acting, we have examined the Registration Statement and such other documents and records as we deemed necessary and relevant as to the material U.S. federal income tax consequences for the purpose of rendering this opinion. On the basis of the foregoing, and assuming that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, we are of the opinion that, under present U.S. federal income tax law, the statements contained in the Registration Statement under the headings "Taxation of the Company and Montpelier Re - United States" and "Taxation of Shareholders - United States Taxation" and "United States Taxation of Non-U.S. Shareholders", insofar as such statements purport to summarize the U.S. federal income tax laws referred to therein, fairly summarize such provisions in all material respects.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement and to the use of our name under the headings "Material Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose



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consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.

                                                Respectfully submitted,


                                                /s/ Cahill Gordon & Reindel LLP
                                                -------------------------------
                                                    Cahill Gordon & Reindel LLP

Montpelier Re Holdings, Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda